SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):  June 21, 1995

                 LEHMAN BROTHERS HOLDINGS INC.
     (Exact name of registrant as specified in its charter)

                            Delaware
         (State or other jurisdiction of incorporation)

     1-9466                        13-3216325
(Commission File Number)      (IRS Employer Identification No.)


3 World Financial Center
New York, New York                         10285
(Address of principal                   (Zip Code)
executive offices)

            Registrant's telephone number, including
                   area code: (212) 526-7000

            ________________________________________


Item 5.   Other Events


Second Quarter 1995

     On June 21, 1995, Lehman Brothers Holdings Inc. (the "Registrant") issued a press release with respect to its second quarter 1995 earnings (the "Earnings Release").

     Copies of the Earnings Release follow.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

          The following Exhibits are filed as part of this Report.



               99.1 Press Release Relating to Second
                    Quarter 1995 Earnings

               99.2 Selected Statistical Information

               99.3 Consolidated Statement of Operations
                    (Six Months Ended May 31, 1995) (Preliminary and Unaudited)



     The Exhibit Index to this Report is incorporated herein by reference.



                           SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              LEHMAN BROTHERS HOLDINGS INC.




                                  By:  /s/ Robert Matza
                                       Robert Matza
                                       Chief Financial Officer
                                       (Principal Financial Officer)



Date:  June 28, 1995




                               EXHIBIT INDEX



Exhibit No.              Exhibit


Exhibit 99.1       Press Release Relating to
                   Second Quarter
                   1995 Earnings

Exhibit 99.2       Selected Statistical
                   Information

Exhibit 99.3       Consolidated Statement of
                   Operations (Six Months Ended May 31, 1995)
                   (Preliminary and Unaudited)



                                                               Exhibit 99.1



For Immediate Release           MEDIA CONTACT:    Steven H.Faigen
                                                  (212) 526-4379

                                INVESTOR CONTACT: Shaun Butler
                                                  (212) 526-8381


                 LEHMAN BROTHERS REPORTS 1995 FISCAL YEAR
                          SECOND QUARTER EARNINGS

NEW YORK, June 21, 1995 _ Lehman Brothers Holdings Inc. (NYSE: LEH) today reported net income of $58 million or $0.43 per share of common stock for the second quarter ended May 31, 1995. Net income increased by 29 percent over the $45 million reported for the first quarter of 1995 and 81 percent over the $32 million of net operating income reported for the second quarter of 1994 before recognition of the $12 million after-tax spin-off charge.

Richard S. Fuld Jr., Chairman and Chief Executive Officer, said: "The second quarter saw a clear shift in expectations for the direction of interest rates. This created a better revenue environment for the quarter, as activity with both investors and issuers increased. Also during the quarter, we continued our program of bringing down costs and increasing productivity throughout the Firm. The result has been further improvement in pre-tax margins and profitability."

Net revenues (total revenues less interest expense) for the second quarter were $731 million compared to $707 million for the first quarter of 1995 and $719 million for the second quarter of 1994. Customer flow showed an improvement compared to the first quarter of 1995. Investment banking advisory fees remained strong and, towards the end of the quarter, the syndicate calendar began to build.

Operating expenses were $641 million versus $637 million for the first quarter of 1995 and $669 million for the second quarter of 1994. Compensation and benefits expense totaled $371 million, or 50.7 percent of revenues compared to 50.9 percent in the first quarter. At the end of the second quarter, the Firm's headcount was 8,195 compared to 8,428 at the end of the first quarter of 1995 and down from a peak of 9,400 employees reached during January 1994. Non-personnel expenses of $270 million decreased by $28 million on an annualized basis from the first quarter of 1995 and $143 million, on an annualized basis, versus the second quarter of 1994.

"Looking ahead, we remain committed to our strategy of enhancing profitability and positioning the Firm for future growth. We will continue the cost reduction program launched in the fourth quarter of 1994, and increase productivity to improve margins further. At the same time, we will continue strengthening those businesses that present the greatest potential for significant, profitable growth," added Mr. Fuld.

As of May 31, 1995, Lehman Brothers' stockholders' equity was $3,475 million and total capital (stockholders' equity and long-term debt) was $16,257 million. Book value per common share was $25.16.

Separately, the Firm announced today the terms of its 1995 Stock Award Program. Launched in 1994, this program is designed to encourage all employees of the Firm to align their interests with those of shareholders by giving them a direct stake in the equity of the Firm. Under the 1995 Program, employees will receive approximately 7 million Restricted Stock Units (RSUs) as part of their total compensation. Including this year's award, ownership by employees will increase to 16 percent, up from the current level of 10 percent.

Lehman Brothers is a global investment bank with leadership positions in corporate finance, advisory services, municipal finance and securities sales, trading and research. Lehman Brothers serves the financial needs of corporate, government and institutional clients, and high-net-worth individuals, through offices in major financial centers worldwide.

                                             Exhibit 99.2


LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

                                          Quarters ended
                  5/31/95   2/28/95   11/30/94   8/31/94(a)  6/30/94(a) 3/31/94

Income Statement
Net Revenues       $  731   $  707      $  708     $  719     $  719    $  868
Non-Interest Expenses:
  Compensation and
  Benefits            371      360         356        388        364       450
  Nonpersonnel
  Expenses            270      277         287        298        305       297
Aftertax Income from
Operations (excluding
special charges)       58       45          46         22         32        73
Special Charges (aftertax):
  Spin-Off Expenses                                              (12)
  Severance Charge                                                         (18)
  Accounting Change                                                        (13)
Net Income             58       45          46         22         20        42

Financial Ratios (%)
Return on Common Equity
(annualized)          7.0      5.1         5.2        1.6         2.8      N/A
Pretax Operating Margin
(excluding special
charges)             12.3      9.9         9.1        4.6         6.8     14.0
Compensation &
Benefits/
Net Revenues         50.7     50.9        50.3       53.9        50.7     51.8
Effective Tax Rate   35.5     35.8        29.2       35.1        34.6     38.0

Balance Sheet
Total Assets     $123,000  $127,304   $109,947    $121,246   $118,511 $112,277
Total Assets
Excluding Matched
Book (b)           83,000    85,257     72,457      76,677     74,375   71,147
Common Stockholders'
Equity              2,767     2,718      2,687       2,652      2,602    1,275
Total Stockholders'
Equity              3,475     3,426      3,395       3,360      3,310    2,033
Total Capital (long-
term debt plus
stockholders'
Equity             16,257    14,603     14,716     14,187      13,877   12,608
Book Value per
Common Share (c)    25.16     24.69      24.35      23.97       24.65      N/A

Other Data (#s)
Common Stock
Outstanding              104,494,667 104,537,690 105,528,914 105,554,748   N/A
              104,524,685
Employees           8,195      8,428       8,512       8,926       8,948 9,292

(a) The results for the month of June 1994 are reflected in both the second and third quarters of 1994.
(b) Matched book is defined as securities purchased under agreements to resell.
(c) Beginning in August 31, 1994, this calculation includes restricted stock units granted under the 1994 Lehman Stock Award Program.

                                                       Exhibit 99.3

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Preliminary and Unaudited)
(In millions, except per share data)
                                 Three Months Ended         Percentage of
                              May 31,        June 30,      Dollar Change
                               1995       1994 (Note 1)     Inc/(Dec)
Revenues:
 Principal transactions        $355           $383            (7)%
 Investment banking             152            151             1
 Commissions                    121            117             3
 Interest and dividends       2,655          1,699            56
 Other                           15             14             7
   Total revenues             3,298          2,364            40
 Interest expense             2,567          1,645            56
   Net revenues                 731            719             2
Non-interest expenses:
 Compensation and benefits      371            364             2
 Brokerage, commissions
 and clearance fees              60             66            (9)
 Communications                  47             51            (8)
 Occupancy and equipment         45             43             5
 Professional services           42             47           (11)
 Business development            28             32           (13)
 Depreciation and amortization   27             34           (21)
 Other                           21             32           (34)
 Spin-off expenses                              15
   Total non-interest expenses  641            684            (6)
Income before taxes              90             35           157
 Provision for income taxes      32             15           113
Net income                    $  58        $    20           190
Net income applicable
to common stock              $   48        $    12           300

Number of shares used in
earnings per                    110.2          105.7
common share computation (Note 2)

Earnings per common share       $0.43         $ 0.11


Note 1:Certain amounts have been reclassified to conform to the current year's presentation.
Note 2: Pursuant to SEC requirements, the number of common shares used in the 1994 calculation of earnings per share includes shares issued in the spin-off.


LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Preliminary and Unaudited)
(In millions, except per share data)
                                  Six Months Ended           Percentage of
                               May 31,       June 30,        Dollar Change
                                1995        1994 (Note 1)   Inc/(Dec)
Revenues:
 Principal transactions        $714           $845          (16)%
 Investment banking             289            326          (11)
 Commissions                    226            258          (12)
 Interest and dividends       5,156          3,226           60
 Other                           25             30          (17)
   Total revenues             6,410          4,685           37
 Interest expense             4,972          3,098           60
   Net revenues               1,438          1,587           (9)
Non-interest expenses:
 Compensation and benefits      730            814          (10)
 Brokerage, commissions
 and clearance fees             124            140          (11)
 Communications                  94            101           (7)
 Occupancy and equipment         90             85            6
 Professional services           84             89           (6)
 Business development            57             63          (10)
 Depreciation and amortization   54             65          (17)
 Other                           45             59          (24)
 Spin-off expenses                              15
 Severance charge                               33
   Total non-interest
   expenses                   1,278          1,464          (13)
Income before taxes and
cumulative effect of
change in accounting
principle                       160            123           30
 Provision for income taxes      57             48           19
Income before cumulative effect
change in accounting principle  103             75           37
Cumulative effect of change in
accounting principle                           (13)
Net income                    $ 103        $    62           66
Net income applicable
to common stock               $  82        $    42           95

Number of shares used in
earnings per                    110.2          105.7
common share computation (Note 2)

Earnings per common share:
Income before cumulative effect
of change in accounting
principle                       $0.74           $0.52
Cumulative effect of change in
accounting principle                            (0.12)
Net income                      $0.74          $ 0.40




Note 1:Certain amounts have been reclassified to conform to the current year's presentation.
Note 2:Pursuant to SEC requirements, the number of common shares used in the 1994 calculation of earnings per share includes shares issued in the spin-off.